UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure

On September 13, 2018, David Rintoul, President and Chief Executive Officer of GrafTech International Ltd. (“GrafTech”) and Quinn Coburn, Chief Financial Officer of GrafTech will present at the Credit Suisse 31st Annual Basic Materials Conference in New York, New York.  The presentation materials for use at the conference are set forth on Exhibit 99.1 furnished herewith and incorporated by reference thereto.

The presentation by Messrs. Rintoul and Coburn will be webcast on GrafTech’s website at www.graftech.com and is scheduled to begin at 10:40 am EST.  The webcast and presentation materials will also be archived on GrafTech’s website  and available for replay for thirty days.  The company will post the presentation materials to its website on September 11, 2018.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed  incorporated by reference into any of the company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.  The furnishing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith.

Exhibit No.                          Description
99.1                                      Slide Presentation, dated as of September 12-13, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	September 11, 2018	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Chief Financial Officer, Vice President Finance and Treasurer